SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Brouwerijplein 1 3000 Leuven, Belgium	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-277873
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.000% Notes due 2034	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Worldwide Inc.*	Delaware,	2082	90-0427472	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

Anheuser-Busch InBev Finance Inc.	Delaware, United States	2082	38-3893771	250 Park Avenue, New York, New York, U.S.A. 10177 Tel: +1 (212) 573-8800

Cobrew NV	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven,
				Belgium
				Tel: +32 16 27 61 11

Brandbrew S.A	Luxembourg	2082	N/A	15, Breedewues, L-1259 Senningerberg, Grand Duchy of Luxembourg
				Tel: +352 26 15 96 23

Brandbev S.à r.l.	Luxembourg	2082	N/A	15, Breedewues, L-1259 Senningerberg, Grand Duchy of Luxembourg
				Tel: +352 26 15 96 23

Anheuser-Busch Companies, LLC	Delaware, United States	2082	43-1162835	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Worldwide Inc. is the issuer of the 5.000% Notes due 2034 being registered hereunder (the “Notes”). The other registrants are guarantors of the Notes.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement dated March 19, 2024 relating to Anheuser-Busch InBev Worldwide Inc.’s 5.000% Notes due 2034 (the “Prospectus Supplement”), to a base prospectus dated March 13, 2024 (the “Prospectus”) contained in the automatically effective shelf registration statement of the Registrants on Form F-3ASR (File No. 333-277873) filed with the Commission on March 13, 2024. The Registrants incorporate by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The material set forth in (i) the section captioned “Description of Debt Securities and Guarantees”, “Legal Ownership of Debt Securities”, “United States Taxation of Debt Securities” and “Luxembourg Taxation of Debt Securities” in the Prospectus, and (ii) the sections captioned “Description of the Notes” and “Taxation” in the Prospectus Supplement are each incorporated herein by reference.

Item 2.	Exhibits.

Number	Description

4.1.	Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 4, 2018).

4.2	Seventeenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on March 21, 2024).

4.3	Form of 5.000% Notes due 2034 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anheuser-Busch InBev Worldwide Inc.

Date: March 21, 2024		By:	/s/ Thomas Larson
		Name:	Thomas Larson
		Title:	Authorized Signatory

		By:	/s/ Patrick Ryan
		Name:	Patrick Ryan
		Title:	Authorized Signatory

Anheuser-Busch InBev SA/NV

By:	/s/ Ann Randon	By:	/s/ Jan Vandermeersch
Name:	Ann Randon	Name:	Jan Vandermeersch
Title:	Authorized Signatory	Title:	Authorized Signatory

Cobrew NV

By:	/s/ Ann Randon	By:	/s/ Jan Vandermeersch
Name:	Ann Randon	Name:	Jan Vandermeersch
Title:	Authorized Signatory	Title:	Authorized Signatory

Brandbrew S.A.

By:	/s/ Ann Randon	By:	/s/ Jan Vandermeersch
Name:	Ann Randon	Name:	Jan Vandermeersch
Title:	Authorized Signatory	Title:	Authorized Signatory

Brandbev S.à r.l.

By:	/s/ Ann Randon	By:	/s/ Jan Vandermeersch
Name:	Ann Randon	Name:	Jan Vandermeersch
Title:	Authorized Signatory	Title:	Authorized Signatory

Anheuser-Busch Companies, LLC

By:	/s/ Thomas Larson	By:	/s/ Patrick Ryan
Name:	Thomas Larson	Name:	Patrick Ryan
Title:	Authorized Signatory	Title:	Authorized Signatory

Anheuser-Busch InBev Finance Inc.

By:	/s/ Thomas Larson	By:	/s/ Patrick Ryan
Name:	Thomas Larson	Name:	Patrick Ryan
Title:	Authorized Signatory	Title:	Authorized Signatory